National General Holdings Corp. Reports Third Quarter 2014 Results;
Increases Quarterly Dividend to $0.02 Per Share

NEW YORK, November 4, 2014 (GLOBE NEWSWIRE) -- National General Holdings Corp. (NASDAQ:NGHC) today reported third quarter 2014 net income of $32.1 million or $0.34 per diluted share, compared to $12.8 million or $0.16 per diluted share in the third quarter of 2013. Operating earnings(1) were $35.4 million or $0.37 per diluted share in the third quarter of 2014, compared to $13.9 million or $0.17 per diluted share in the third quarter of 2013. Third quarter 2014 operating earnings exclude $1.1 million or $0.01 per share of realized investment losses, $1.6 million or $0.01 per share of equity in losses of unconsolidated subsidiaries, and $2.5 million or $0.02 per share of non-cash amortization of intangible assets. In addition, National General's Board of Directors has approved a 100% increase in the quarterly dividend to $0.02 per share from $0.01 per share, effective with the fourth quarter dividend.

Third Quarter 2014 Highlights Versus Third Quarter 2013*

•
Net written premium grew by $266.2 million or 168.4% to $424.4 million, driven by the run-off of our third-party quota share treaty, assumed premiums from Tower Personal Lines reinsurance, additional premiums from acquisitions completed during the past year, underlying organic growth within our P&C business, and continued expansion of our A&H segment.

•
The combined ratio was 91.5% compared to 94.4% in the prior year's quarter. The 2.9 point combined ratio improvement was driven by a reduction in both the loss and expense ratios within our P&C segment, partially offset by increased loss and expense ratios in our growing A&H segment - although excluding non-cash amortization of intangible assets, our A&H segment reported a modest underwriting profit during the quarter.

•
Total revenues grew $258.2 million or 110.8% to $491.2 million, driven by the aforementioned premium growth, service and fee income growth of $11.5 million or 33.4% (including Attorney-in-Fact management of $1.5 million), and net investment income growth of $5.3 million or 62.3%, partially offset by a $22.9 million or 97.2% decline in ceding commission income reflecting the run-off of our third-party quota share.

•
Shareholders' equity was $1.05 billion and fully diluted book value per share was $10.40 at September 30, 2014, growth of 10.2% and 9.7%, respectively, from June 30, 2014. Annualized operating return on average equity (ROE) was 14.9% for the third quarter and 15.1% for the nine months ended September 30, 2014.

Michael Karfunkel, National General's Chairman and CEO, stated: "We are delighted with our third quarter results, which equate to a solid 14.9% annualized ROE and again showed impressive top line growth, both organically and from recent transactions, as well as strong underwriting profitability with a 91.5% combined ratio. Perhaps more importantly, we closed the Tower Personal Lines transaction on September 15, 2014, which has given us a broader product mix including homeowners and umbrella coverages, an enhanced geographic footprint, and additional competitive strength with the ability to bundle several personal lines product offerings to our agents and customers. We continue to focus our efforts on profitably growing our business both organically and through additional accretive M&A opportunities, maintaining an intense emphasis on disciplined expense management, and delivering strong returns to our shareholders. We are proud that for the first nine months of 2014, we produced $88.8 million of net income, nearly three times the $32.2 million we reported for the same period in 2013.”

*NOTE: Unless specified otherwise, discussion of our third quarter 2014 results does not include financial results from the Reciprocal Exchanges, which are presented within our consolidated financial results within this release but are not included in income attributable to NGHC common shareholders. Third quarter 2014 results include 15 days of results of the Reciprocal Exchanges (as the Attorneys-in-Fact were acquired with the closing of the Tower Personal Lines transaction on September 15, 2014).

Overview of Third Quarter 2014 as Compared to Third Quarter 2013
Gross written premium grew 46.6% to $487.6 million, net written premium grew 168.4% to $424.4 million, and net earned premium grew 159.9% to $431.7 million. Our premium growth was driven by several key factors: (1) a continued increase in net retention due to the run-off of our third party quota share, which is now 100% complete as of July 31, 2014, (2) new and renewal business from reinsurance of the Tower Personal Lines book, (3) additional premiums from acquisitions completed during the past year, (4) underlying organic growth within our P&C segment, and (5) continued expansion of our A&H segment.
Ceding commission income decreased 97.2% to $0.7 million, reflecting the run-off of our third party quota share. Service, fee, and other income grew 33.4% to $45.9 million, driven by double-digit growth in both the P&C and A&H segments, and we note that the P&C segment now includes management fees of $1.5 million related to the Attorneys-in-Fact that manage the Reciprocal Exchanges.
The combined ratio was 91.5% with a loss ratio of 62.5% and an expense ratio of 29.1%, versus a prior year combined ratio of 94.4% with a loss ratio of 65.2% and an expense ratio of 29.2%. The improved loss ratio was driven primarily by a reduction in the P&C loss ratio, partially offset by a higher A&H loss ratio. The expense ratio decreased modestly as a result of an improved P&C expense ratio, partially offset by an elevated A&H expense ratio due to our continued investment in the expansion of this segment. The third quarter expense ratio included 0.6 points of expense from non-cash amortization of intangible assets, versus 1.3 points in the prior year's quarter.
Underwriting results detailed by each of our business segments are as follows:

•
Property & Casualty - Gross written premium grew 44.9% to $469.9 million, net written premium grew 171.5% to $406.7 million, and net earned premium grew 154.9% to $402.2 million. P&C premium growth was driven by four key factors: (1) a continued increase in net retention due to the run-off of our third party quota share, which is now 100% complete as of July 31, 2014; (2) the addition of new and renewal business from reinsurance of the Tower Personal Lines, which produced $74.8 million in net written premiums during the quarter; (3) additional premiums from acquisitions completed during the past year, which contributed $33.9 million in net written premium during the quarter ($28.4 million from Imperial and $5.5 million from Personal Express Insurance Company); and (4) underlying organic growth of 6.1%. Ceding commission income decreased 97.2% to $0.7 million, reflecting the run-off of our third party quota share. Service, fee, and other income grew 45.3% to $31.4 million, driven by the increased premium volume in the quarter and the addition of $1.5 million of fees earned by the Attorneys-in-Fact that manage the Reciprocal Exchanges. The combined ratio was 90.7% with a loss ratio of 62.5% and an expense ratio of 28.2%, versus a prior year combined ratio of 96.0% with a loss ratio of 66.1% and an expense ratio of 29.9%. The quarter's improved loss ratio was driven primarily by business mix changes, most notably the addition of the homeowners line of business. The quarter's improved expense ratio was primarily the result of the impact of the ceding commission paid on business written via the Cut-Through Reinsurance Agreement, as well as a reduction in our underlying expense ratio resulting from expense initiatives and technology enhancements enacted in recent years. The P&C expense ratio included 0.4 points of expenses for non-cash amortization of intangible assets, versus 1.1 points in the prior year's quarter.

•
Accident & Health - Gross written premium grew to $17.7 million, net written premium grew to $17.7 million, and net earned premium grew to $29.5 million, from $8.4 million, $8.3 million, and $8.3 million, respectively, in the prior year's quarter. A&H premium growth was driven by continued progress in the expansion of our domestic business, as well as the addition of $6.6 million of premium from EuroAccident, which is now written on National General paper. Service, fee, and other income grew 13.4% to $14.5 million, primarily reflecting growth at VelaPoint (our call center general agency) and TABS (our domestic stop loss business), with consistent fee income at EuroAccident year-over-year. The combined ratio was 102.8% with a loss ratio of 61.9% and an expense ratio of 40.8%, versus a prior year combined ratio of 64.7% with a loss ratio of 48.4% and an expense ratio of 16.3%. The increase in the third quarter loss ratio reflects the continued maturation of the business, as prior year results were characterized by a less meaningful premium volume. The third quarter 2014 expense ratio included increased expenses related to our continued investment in the expansion of our A&H business, as well as 3.1 points of expenses for non-cash amortization of intangible assets, versus 5.9 points of expenses in the prior year's quarter. We highlight that excluding non-cash amortization of intangible assets, the A&H segment reported modest underwriting income of $0.1 million in the third quarter of 2014.

•
Reciprocal Exchanges - Results for the Reciprocal Exchanges are not included in income attributable to NGHC common shareholders, and the quarter includes 15 days of results for the Reciprocal Exchanges (as the Attorneys-in-Fact were acquired with the closing of the Tower Personal Lines transaction on September 15, 2014). Gross written premium was $10.0 million, net written premium was $7.2 million, and net earned premium was $6.7 million. The combined ratio was 110.2% with a loss ratio of 80.0% and an expense ratio of 30.3%, and the quarter included 5.3 points attributable to non-cash amortization of intangible assets and $1.5 million of expenses related to Attorney-in-Fact management fees.

Investment income, excluding net realized gains and losses, grew 62.3% to $13.7 million, reflecting an increase in the size of our investment portfolio mainly as a result of our capital raising actions in the first half of 2014. Third quarter 2014 results included $1.1 million of net realized investment losses compared with a gain of $0.5 million in the third quarter of 2013. Total cash, cash equivalents and investments was $1.75 billion as of September 30, 2014. Accumulated other comprehensive income (AOCI) declined to $20.9 million at September 30, 2014 from $31.9 million at June 30, 2014.
Interest expense of $4.4 million increased from $0.5 million in the prior year’s quarter due to an increased amount of debt on our balance sheet. Debt was $255.6 million as of September 30, 2014, down slightly from $259.1 million as of June 30, 2014, but up from $81.1 million at December 31, 2013, primarily as a result of our $250 million May 2014 senior note issuance.
Equity in earnings of unconsolidated subsidiaries (predominantly our investment in Life Settlement Entities) was a loss of $1.6 million in the third quarter versus a loss of $0.1 million in the prior year's quarter, reflecting fair value adjustments on life settlement contracts.
The third quarter 2014 provision for income taxes was $10.2 million and the effective tax rate for the quarter was 22.7%. Included in the third quarter 2014 provision for income taxes was a $3.8 million benefit attributable to a reduction of the deferred tax liability associated with the equalization reserves of our Luxembourg Reinsurance Company subsidiaries. Excluding this benefit, the tax rate for the quarter would have been 31.1%.
National General Holding Corp.'s shareholders' equity was $1,051.3 million, growth of 10.2% from $954.1 million at June 30, 2014 driven by the quarter’s retained earnings and a $75.3 million increase to additional paid-in capital based on the valuation of the Attorneys-in-Fact, partially offset by an $11.0 million decline in AOCI. Excluding the AIF valuation increase and AOCI decline, shareholders' equity grew 3.7% from the end of the second quarter. Fully diluted book value per share was $10.40 at September 30, 2014, growth of 9.7% from $9.48 at June 30, 2014. Annualized operating return on average equity (ROE) was 14.9% for the third quarter and 15.1% for the nine months ended September 30, 2014.

National General's Board of Directors has approved an increase in the company's quarterly cash dividend on its common stock to $0.02 per share from $0.01 per share, effective with the fourth quarter dividend payment. The 100% dividend increase equates to an annualized dividend of $0.08 per share, or a dividend yield of 0.4% at current share price levels. The first quarter dividend on common stock will be payable on January 15, 2015 to shareholders of record as of January 1, 2015. The Board of Directors also approved a cash dividend on its 7.50% Non-Cumulative Preferred Stock, Series A, in the amount of $0.46875 per share. The fourth quarter preferred dividend will be payable on January 15, 2015 to shareholders of record as of January 1, 2015.

Conference Call
On Tuesday, November 4, 2014 at 11:00 AM ET, Chairman and CEO Michael Karfunkel and CFO Mike Weiner will review these results via a conference call that may be accessed as follows:
Toll-Free Dial-in:         888-267-2860
Toll Dial-in (outside the U.S.):     973-413-6102
Conference Entry Code:        842046
Webcast Registration:         http://ir.nationalgeneral.com/events.cfm

A replay of the conference call will be accessible from 2:00 PM ET on Tuesday, November 4, 2014 to 11:59 PM ET on Tuesday, November 11, 2014 by dialing either 800-332-6854 (toll-free) within the U.S. or 973-528-0005 outside the U.S. and entering passcode 842046. In addition, a replay of the webcast can also be retrieved at http://ir.nationalgeneral.com/events.cfm.

About National General Holdings Corp.
National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, recreational vehicle, motorcycle, homeowners, supplemental health, and other niche insurance products.

Forward Looking Statements
This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate” and “believe” or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, estimates of the fair value of life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in the Company's filings with the Securities and Exchange Commission.

Income Statement - Third Quarter
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	2014			2013
	NGHC	Reciprocal Exchanges	Consolidated	NGHC
Revenues:
Gross written premium	$487,602	9,993	497,595	$332,714
Ceded premiums (related parties - $12,690 and $147,401 in 2014 and 2013, respectively)	(63,237)	(2,788)	(66,025)	(174,591)
Net written premium	424,365	7,205	431,570	158,123
Net earned premium	431,714	6,692	438,406	166,125

Ceding commission income (primarily related parties)	668	37	705	23,518
Service and fee income	45,872	22	45,894	34,385
Net investment income	13,697	—	13,697	8,439
Net realized gain/(loss) on investments	(1,118)	—	(1,118)	516
Other than temporary impairment loss	—	—	—	—
Other revenue	373	—	373	—
Total revenues	$491,206	6,751	497,957	$232,983

Expenses:
Loss and loss adjustment expense	$269,668	5,351	275,019	$108,260
Acquisition costs and other underwriting expenses	83,642	273	83,915	32,231
General and administrative	88,317	1,811	90,128	74,232
Interest expense	4,437	272	4,709	540
Total expenses	$446,064	7,707	453,771	$215,263

Income before provision for income taxes and equity in earnings (losses) of unconsolidated subsidiaries	45,142	(956)	44,186	17,720
Provision for income taxes	10,237	(211)	10,026	4,839
Income before equity in earnings (losses) of unconsolidated subsidiaries	34,905	(745)	34,160	12,881
Equity in earnings (losses) of unconsolidated subsidiaries	(1,611)	—	(1,611)	(128)
Net income before non-controlling interest and cumulative dividends on preferred shares	$33,294	(745)	32,549	$12,753
Less: net income attributable to non-controlling interest	(25)	(745)	(770)	—
Net income before cumulative dividends on preferred shares	$33,319	—	33,319	$12,753
Less: cumulative dividends on preferred shares	1,260	—	1,260	—
Net income available to common stockholders	$32,059	—	32,059	$12,753

Income Statement - Year to Date
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	2014			2013
	NGHC	Reciprocal Exchanges	Consolidated	NGHC
Revenues:
Gross written premium	$1,602,217	9,993	1,612,210	$1,021,016
Ceded premiums (related parties - $42,967 and $291,501 in 2014 and 2013, respectively)	(191,811)	(2,788)	(194,599)	(543,373)
Net written premium	1,410,406	7,205	1,417,611	477,643
Net earned premium	1,181,032	6,692	1,187,724	472,832

Ceding commission income (primarily related parties)	7,595	37	7,632	73,509
Service and fee income	121,064	22	121,086	93,053
Net investment income	34,232	—	34,232	22,093
Net realized gain/(loss) on investments	(1,118)	—	(1,118)	1,463
Other than temporary impairment loss	—	—	—	—
Other revenue	480	—	480	16
Total revenues	$1,343,285	6,751	1,350,036	$662,966

Expenses:
Loss and loss adjustment expense	$750,619	5,351	755,970	$310,133
Acquisition costs and other underwriting expenses	232,433	273	232,706	94,664
General and administrative	241,575	1,811	243,386	209,455
Interest expense	7,549	272	7,821	1,456
Total expenses	$1,232,176	7,707	1,239,883	$615,708

Income before provision for income taxes and equity in earnings (losses) of unconsolidated subsidiaries	111,109	(956)	110,153	47,258
Provision for income taxes	17,997	(211)	17,786	12,393
Income before equity in earnings (losses) of unconsolidated subsidiaries	93,112	(745)	92,367	34,865
Equity in earnings (losses) of unconsolidated subsidiaries	(3,098)	—	(3,098)	(452)
Net income before non-controlling interest and cumulative dividends on preferred shares	$90,014	(745)	89,269	$34,413
Less: net income attributable to non-controlling interest	(31)	(745)	(776)	44
Net income before cumulative dividends on preferred shares	$90,045	—	90,045	$34,369
Less: cumulative dividends on preferred shares	1,260	—	1,260	2,158
Net income available to common stockholders	$88,785	—	88,785	$32,211

Earnings and Per Share Data
$ in thousands, except shares and per share data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income available to common stockholders	$32,059	$12,753	$88,785	$32,211
Basic net income per common share	$0.34	$0.16	$0.98	$0.54
Diluted net income per common share*	$0.34	$0.16	$0.96	$0.50

Operating earnings attributable to NGHC(1)	$35,446	$13,928	$97,008	$34,569
Basic operating earnings per common share(1)	$0.38	$0.17	$1.07	$0.58
Diluted operating earnings per common share(1)*	$0.37	$0.17	$1.05	$0.53

Dividends declared per common share	$0.01	$0.01	$0.03	$0.01

Weighted average number of basic shares outstanding	93,359,265	79,700,000	90,853,536	60,063,250
Weighted average number of diluted shares outstanding	95,663,429	80,624,303	92,615,198	68,690,957
Shares outstanding, end of period	93,408,212	79,700,000	93,408,212	79,700,000
Fully diluted shares outstanding, end of period	95,765,403	80,447,486	92,857,313	80,447,486

Book value per share	$10.67	$7.88	$10.67	$7.88
Fully diluted book value per share	$10.40	$7.80	$10.73	$7.80

Reconciliation of Net Income to Operating Earnings (Non-GAAP)
$ in thousands, except per share data
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013		2014		2013

Net income available to common stockholders	$32,059	$12,753		$88,785		$32,211
Add (subtract) net of tax:
Net realized (gain)/loss on investments	727	(335)		727		(951)
Other than temporary impairment losses	—	—		—		—
Equity in (earnings)/losses of unconsolidated subsidiaries	1,047	83		2,014		294
Non cash amortization of intangible assets	1,613	1,427		5,482		3,015
Operating earnings attributable to NGHC	$35,446	$13,928	1,000	$97,008	1,000	$34,569

Operating earnings per common share:
Basic operating earnings per common share	$0.38	$0.17		$1.07		$0.58
Diluted operating earnings per common share*	$0.37	$0.17		$1.05		$0.53

* NOTE: Diluted net income per common share and diluted operating earnings per common share for Three Months and Nine Months Ended September 30, 2013 are adjusted for preferred dividends of $0 and $2,158, respectively, from the 8% cumulative convertible Series A Preferred stock converted on June 5, 2013.

Balance Sheet
$ in thousands
(Unaudited)

	September 30, 2014			December 31, 2013
	(unaudited)			(audited)
ASSETS	NGHC	Reciprocal Exchanges	Consolidated	NGHC
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost $1,288,829, $229,585, $1,518,414 and $757,188, respectively)	$1,324,641	$229,585	$1,554,226	$766,589
Equity securities, available-for-sale, at fair value (cost $53,794, $2,752, $56,546 and $6,939, respectively)	53,403	2,752	56,155	6,287
Short-term investments	—	2,901	2,901	—
Equity investment in unconsolidated subsidiaries	146,650	—	146,650	133,193
Other investments	4,095	—	4,095	2,893
Securities pledged (amortized cost $100,932, $0, $100,932 and $133,013, respectively)	100,932	—	100,932	133,922
Total investments	1,629,721	235,238	1,864,959	1,042,884
Cash and cash equivalents	117,695	446	118,141	73,823
Accrued investment income	11,813	1,975	13,788	9,263
Premiums and other receivables, net	685,114	72,263	757,377	449,252
Deferred acquisition costs	111,791	—	111,791	60,112
Reinsurance recoverable on unpaid losses (2)	891,909	19,137	911,046	950,828
Prepaid reinsurance premiums	72,288	28,012	100,300	50,878
Notes receivable from related party	125,364	—	125,364	—
Due from affiliate	7,008	—	7,008	4,785
Income tax receivable	—	1,030	1,030	—
Premises and equipment, net	29,346	—	29,346	29,535
Intangible assets, net	230,460	13,508	243,968	86,564
Goodwill	97,711	—	97,711	70,351
Prepaid and other assets	14,539	123	14,662	9,240
Total assets	$4,024,759	$371,732	$4,396,491	$2,837,515
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid loss and loss adjustment expense reserves	$1,413,726	100,282	1,514,008	$1,259,241
Unearned premiums	744,843	116,145	860,988	476,232
Unearned service contract and other revenue	8,949	—	8,949	7,319
Reinsurance payable (3)	95,425	7,940	103,365	93,534
Accounts payable and accrued expenses	243,976	19,822	263,798	91,143
Due to affiliate	—	17,808	17,808	—
Securities sold under agreements to repurchase, at contract value	95,362	—	95,362	109,629
Deferred tax liability	48,691	24,046	72,737	24,476
Income tax payable	19,604	—	19,604	1,987
Notes payable	255,622	44,600	300,222	81,142
Other liabilities	47,236	4,506	51,742	49,945
Total liabilities	$2,973,434	$335,149	$3,308,583	$2,194,648
Stockholders’ equity:
Common stock (4)	$934	$—	$934	$797
Preferred stock (5)	55,000	—	55,000	—
Additional paid-in capital	690,908	—	690,908	437,006
Retained earnings	283,541	—	283,541	197,552
Accumulated other comprehensive income	20,873	—	20,873	7,425
Total National General Holdings Corp. stockholders' equity	1,051,256	—	1,051,256	642,780
Non-controlling interest	69	36,583	36,652	87
Total stockholders’ equity	1,051,325	36,583	1,087,908	642,867
Total liabilities and stockholders’ equity	$4,024,759	$371,732	$4,396,491	$2,837,515

Segment Information - Third Quarter
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	2014				2013
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC
Gross written premium	$469,873	$17,729	$487,602	$9,993	$324,298	$8,416	$332,714
Net written premium	406,699	17,666	424,365	7,205	149,787	8,336	158,123
Net earned premium	402,246	29,468	431,714	6,692	157,784	8,341	166,125

Ceding commission income (primarily related parties)	668	—	668	37	23,518	—	23,518
Service, fee, and other income	31,356	14,516	45,872	22	21,583	12,802	34,385
Total underwriting revenue	$434,270	$43,984	$478,254	$6,751	$202,885	$21,143	$224,028

Loss and loss adjustment expense	$251,418	$18,250	$269,668	$5,351	$104,222	$4,038	$108,260
Acquisition costs and other	68,146	15,496	83,642	273	26,063	6,168	32,231
General and administrative	77,267	11,050	88,317	1,811	66,236	7,996	74,232
Total underwriting expenses	396,831	44,796	441,627	7,435	196,521	18,202	214,723

Underwriting income (loss)	37,439	(812)	36,627	(684)	6,364	2,941	9,305
Non cash amortization of intangible assets	1,565	916	2,481	353	1,703	492	2,195
Underwriting income (loss) before non cash amortization of intangible assets	$39,004	$104	$39,108	$(331)	$8,067	$3,433	$11,500

Underwriting ratios
Loss and loss adjustment expense ratio (6)	62.5%	61.9%	62.5%	80.0%	66.1%	48.4%	65.2%
Operating expense ratio (Non-GAAP) (7,8)	28.2%	40.8%	29.1%	30.3%	29.9%	16.3%	29.2%
Combined ratio (Non-GAAP) (7,9)	90.7%	102.8%	91.5%	110.2%	96.0%	64.7%	94.4%

Underwriting ratios (before amortization)
Loss and loss adjustment expense ratio (6)	62.5%	61.9%	62.5%	80.0%	66.1%	48.4%	65.2%
Operating expense ratio (Non-GAAP) (7,10)	27.8%	37.7%	28.5%	25.0%	28.8%	10.4%	27.9%
Combined ratio (Non-GAAP) (7,9)	90.3%	99.6%	90.9%	104.9%	94.9%	58.8%	93.1%

NOTE: Loss and loss adjustment expense ratio and operating expense ratio may not sum to combined ratio due to rounding.

Segment Information - Year to Date
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	2014				2013
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC
Gross written premium	$1,484,344	$117,873	$1,602,217	$9,993	$996,034	$24,982	$1,021,016
Net written premium	1,292,793	117,613	1,410,406	7,205	452,816	24,827	477,643
Net earned premium	1,091,088	89,944	1,181,032	6,692	448,000	24,832	472,832

Ceding commission income (primarily related parties)	7,595	—	7,595	37	73,509	—	73,509
Service, fee, and other income	76,418	44,646	121,064	22	62,996	30,057	93,053
Total underwriting revenue	$1,175,101	$134,590	$1,309,691	$6,751	$584,505	$54,889	$639,394

Loss and loss adjustment expense	$691,856	$58,763	$750,619	$5,351	$293,401	$16,732	$310,133
Acquisition costs and other	185,359	47,074	232,433	273	77,249	17,415	94,664
General and administrative	205,503	36,072	241,575	1,811	191,681	17,774	209,455
Total underwriting expenses	1,082,718	141,909	1,224,627	7,435	562,331	51,921	614,252

Underwriting income (loss)	92,383	(7,319)	85,064	(684)	22,174	2,968	25,142
Non cash amortization of intangible assets	3,181	5,253	8,434	353	3,713	926	4,639
Underwriting income (loss) before non cash amortization of intangible assets	$95,564	$(2,066)	$93,498	$(331)	$25,887	$3,894	$29,781

Underwriting ratios
Loss and loss adjustment expense ratio (6)	63.4%	65.3%	63.6%	80.0%	65.5%	67.4%	65.6%
Operating expense ratio (Non-GAAP) (7,8)	28.1%	42.8%	29.2%	30.3%	29.6%	20.7%	29.1%
Combined ratio (Non-GAAP) (7,9)	91.5%	108.1%	92.8%	110.2%	95.1%	88.0%	94.7%

Underwriting ratios (before amortization)
Loss and loss adjustment expense ratio (6)	63.4%	65.3%	63.6%	80.0%	65.5%	67.4%	65.6%
Operating expense ratio (Non-GAAP) (7,10)	27.8%	37.0%	28.5%	25.0%	28.7%	16.9%	28.1%
Combined ratio (Non-GAAP) (7,9)	91.2%	102.3%	92.1%	104.9%	94.2%	84.3%	93.7%

NOTE: Loss and loss adjustment expense ratio and operating expense ratio may not sum to combined ratio due to rounding.

Reconciliation of Operating Expense Ratio and Operating Expense Ratio Before Amortization (Non-GAAP)
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	2014				2013
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	Total
Total underwriting expenses	$396,831	$44,796	$441,627	7,435	$196,521	$18,202	$214,723
Less: Loss and loss adjustment expense	251,418	18,250	269,668	5,351	104,222	4,038	108,260
Less: Ceding commission income	668	—	668	37	23,518	—	23,518
Less: Service, fee and other income	31,356	14,516	45,872	22	21,583	12,802	34,385
Operating expense	113,389	12,030	125,419	2,025	47,198	1,362	48,560
Net earned premium	$402,246	$29,468	$431,714	$6,692	$157,784	$8,341	$166,125
Operating expense ratio (Non-GAAP)	28.2%	40.8%	29.1%	30.3%	29.9%	16.3%	29.2%

Total underwriting expenses	$396,831	$44,796	$441,627	$7,435	$196,521	$18,202	$214,723
Less: Loss and loss adjustment expense	251,418	18,250	269,668	5,351	104,222	4,038	108,260
Less: Ceding commission income	668	—	668	37	23,518	—	23,518
Less: Service, fee and other income	31,356	14,516	45,872	22	21,583	12,802	34,385
Less: Non cash amortization of intangible assets	1,565	916	2,481	353	1,703	492	2,195
Operating expense before amortization	111,824	11,114	122,938	1,672	45,495	870	46,365
Net earned premium	$402,246	$29,468	431,714	6,692	$157,784	$8,341	$166,125
Operating expense ratio before amortization (Non-GAAP)	27.8%	37.7%	28.5%	25.0%	28.8%	10.4%	27.9%

	Nine Months Ended September 30,
	2014				2013
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC
Total underwriting expenses	$1,082,718	$141,909	$1,224,627	$7,435	$562,331	$51,921	$614,252
Less: Loss and loss adjustment expense	691,856	58,763	750,619	5,351	293,401	16,732	310,133
Less: Ceding commission income	7,595	—	7,595	37	73,509	—	73,509
Less: Service, fee and other income	76,418	44,646	121,064	22	62,996	30,057	93,053
Operating expense	306,849	38,500	345,349	2,025	132,425	5,132	137,557
Net earned premium	$1,091,088	$89,944	$1,181,032	$6,692	$448,000	$24,832	$472,832
Operating expense ratio (Non-GAAP)	28.1%	42.8%	29.2%	30.3%	29.6%	20.7%	29.1%

Total underwriting expenses	$1,082,718	$141,909	$1,224,627	$7,435	$562,331	$51,921	$614,252
Less: Loss and loss adjustment expense	691,856	58,763	750,619	5,351	293,401	16,732	310,133
Less: Ceding commission income	7,595	—	7,595	37	73,509	—	73,509
Less: Service, fee and other income	76,418	44,646	121,064	22	62,996	30,057	93,053
Less: Non cash amortization of intangible assets	3,181	5,253	8,434	353	3,713	926	4,639
Operating expense before amortization	303,668	33,247	336,915	1,672	128,712	4,206	132,918
Net earned premium	$1,091,088	$89,944	$1,181,032	$6,692	$448,000	$24,832	$472,832
Operating expense ratio before amortization (Non-GAAP)	27.8%	37.0%	28.5%	25.0%	28.7%	16.9%	28.1%

Gross Written Premium by Business Line
$ in thousands
(Unaudited)

	Three Months Ended September 30,					Nine Months Ended September 30,
				% of Total					% of Total
	2014	2013	% Change	2014	2013	2014	2013	% Change	2014	2013
Property & Casualty
Personal Auto	$315,672	$252,794	24.9%	64.7%	76.0%	$953,010	$775,838	22.8%	59.5%	76.0%
Homeowners	74,583	288	NA	15.3%	0.1%	290,667	397	NA	18.1%	—%
RV/Packaged	39,490	40,128	(1.6)%	8.1%	12.1%	120,183	122,652	(2.0)%	7.5%	12.0%
Commercial Auto	35,619	27,604	29.0%	7.3%	8.3%	107,173	86,933	23.3%	6.7%	8.5%
Other	4,509	3,483	29.5%	0.9%	1.0%	13,311	10,214	30.3%	0.8%	1.0%
P&C Total	$469,873	$324,298	44.9%	96.4%	97.5%	$1,484,344	$996,034	49.0%	92.6%	97.6%

Accident & Health	17,729	8,416	110.7%	3.6%	2.5%	117,873	24,982	371.8%	7.4%	2.4%

Total NGHC	$487,602	$332,714	46.6%	100.0%	100.0%	$1,602,217	$1,021,016	56.9%	100.0%	100.0%

Reciprocal Exchanges
Personal Auto	$4,330	—	NA	43.3%	NA	$4,330	—	NA	43.3%	NA
Homeowners	5,013	—	NA	50.2%	NA	5,013	—	NA	50.2%	NA
Other	650	—	NA	6.5%	NA	650	—	NA	6.5%	NA
Reciprocal Exchanges Total	$9,993	—	NA	100.0%	NA	$9,993	—	NA	100.0%	NA

Consolidated Total	$497,595	$332,714	49.6%			$1,612,210	$1,021,016	57.9%

NOTE: Percentage totals may not sum due to rounding.

Additional Disclosures

(1) References to operating earnings and basic and diluted operating EPS are Non-GAAP financial measures defined by the Company as net income and basic earnings per share excluding after-tax net realized investment gain or loss on securities, equity in earnings (losses) of unconsolidated subsidiaries, and non-cash amortization of intangible assets. Please see the Non-GAAP Financial Measures table within this release for important information about the use of these Non-GAAP measures and their reconciliation to GAAP.
(2)Reinsurance recoverable on unpaid losses includes $101,744 and $176,241 from related parties at September 30, 2014 and December 31, 2013, respectively; includes $19,137 relating to Reciprocal Exchanges at September 30, 2014.
(3)Reinsurance payable includes $34,722 and $76,360 to related parties at September 30, 2014 and December 31, 2013, respectively; includes $7,940 relating to Reciprocal Exchanges at September 30, 2014.
(4) Common stock: $0.01 par value - authorized 150,000,000 shares, issued and outstanding 93,408,212 shares - September 30, 2014; authorized 150,000,000 shares, issued and outstanding 79,731,800 shares - December 31, 2013.
(5) Preferred stock: $0.01 par value - authorized 10,000,000 shares, issued and outstanding 2,200,000 shares and 0 shares - September 30, 2014 and December 31, 2013.
(6) Loss and loss adjustment expense ratio is calculated by dividing loss and loss adjustment expenses by net earned premium.
(7) Operating expense ratio and combined ratio are considered non-GAAP financial measures under applicable SEC rules because a component of those ratios, operating expense, is calculated by offsetting acquisition and other underwriting costs and general and administrative expense by ceding commission income and service and fee income. Management uses operating expense ratio (non-GAAP) and combined ratio (non-GAAP) to evaluate financial performance against historical results and establish targets on a consolidated basis. Other companies may calculate these measures differently, and, therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for important information about the use of these Non-GAAP measures and their reconciliation to GAAP.
(8) Operating expense ratio (non-GAAP) is calculated by dividing operating expense by net earned premium. Operating expense consists of the sum of acquisition and other underwriting costs and general and administrative expense less ceding commission income and service and fee income.
(9) Combined ratio (non-GAAP) is calculated by adding the loss and loss adjustment expense ratio and the operating expense ratio (non-GAAP) together.
(10) Operating expense ratio (non-GAAP) before amortization is calculated by dividing the operating expense before amortization by net earned premium. Operating expense before amortization consists of the sum of acquisition and other underwriting costs and general and administrative expense less ceding commission income and service and fee income less non cash amortization of intangible assets.

Investor Contact
Dean Evans
Director of Investor Relations
Phone: 212-380-9462
Email: Dean.Evans@NGIC.com